Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 25, 2006, in Amendment No. 3 to the Registration Statement (Form S-4 No. 333-130353) and related Prospectus of Pregis Corporation, dated January 12, 2007.

/s/ Ernst & Young LLP

Chicago, Illinois
January 10, 2007